POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald
D. Kirstien and Harvey Rothstein and each of them, his true and lawful attorneys-in-fact and agents, with full power of capacities, to sign the annual report on Form 10-K for DavCo Restaurants, Inc. for fiscal year ended September 28, 1996, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents full power an authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitute or substitutes, many lawfully do or cause to be done by virtue hereof.

Signature                   Title                          Date

/s/Ronald D. Kirstien       President and Director         12/27/96
------------------------    (Principal Executive Officer)
Ronald D. Kirstien


/s/Harvey Rothstein         Secretary and Director         12/27/96
-----------------------
Harvey Rothstein


Charles C. McGuire, III     Vice President of Finance      12/27/96
------------------------
Charles C. McGuire, III


Harold O. Rosser, II        Director                       12/18/96
------------------------
Harold O. Rosser, II


James D. Farley             Director                       12/18/96
-------------------
James D. Farley


Bryon L. Knief              Director                       12/27/96
------------------
Byron L. Knief


Gino Marchetti              Director                       12/18/96
----------------
Gino Marchetti

Barton J. Winokur           Director                       12/27/96
----------------------
Barton J. Winokur


Charles Corpening           Director                       12/27/96
----------------------
Charles Corpening


Edward H. Chambers          Director                       12/27/96
-------------------------
Edward H. Chambers

